                                                                    EXHIBIT 10.1

                         IMPCO AND GM TEAMING AGREEMENT

     THIS AGREEMENT is entered as of the 30th day of July, 1997, by and between IMPCO, Inc. ("IMPCO"), a Delaware corporation with offices at 16804 Gridley Place, Cerritos, CA 90701, and General Motors Corporation, VDTO - Research & Development ("GM"), a Delaware corporation with offices at 30500 Mound Road, Warren, Michigan, USA 48090-9055.
                                     PURPOSE
                                     -------
     The Purpose of this Teaming Agreement is to set forth the terms and conditions under which the Parties agree to work together in a strategic alliance, leveraging complementary background, experience and technology, in order to enhance their respective core competencies and jointly speed further development of car and truck gaseous fuel propulsion systems for internal combustion engines ("gaseous fuel propulsion systems") and related components. The agreed relationship includes (i) business processes for identification of gaseous fuel propulsion systems and related components on which cooperative effort, possibly including sharing of staff and resources, is to be directed,
(ii) relative roles and responsibilities, (iii) business terms of general applicability to purchase and sale between the Parties of gaseous fuel propulsion systems and related components, and (iv) arrangements for aftersale support of GM production vehicles utilizing gaseous fuel propulsion systems and related components by GM independent authorized dealers. This Teaming Agreement further sets forth alternatives for production and application of components developed hereunder.

     With this Agreement, the Parties seek to share a process for successful development and implementation of gaseous fuel propulsion systems and related components which are state-of-the-art technology; satisfactory to customers and regulators; able to meet world class quality, reliability, maintainability and durability; and cost efficient and commercially viable throughout their life cycle, including after-sale support.

     NOW, THEREFOR, for and in consideration of the promises and the mutual covenant herein contained, IMPCO and GM hereby set forth their agreement as follows:

                                 I. DEFINITIONS

     The following terms, as used herein, shall have the following meanings, whether used in the singular or plural (some terms are defined within a section in which they are used):

     "Affiliate" means another company, corporation, or partnership in which a Party directly or indirectly owns at least 50 percent of the outstanding capital stock or other equity interest, and, in the case of IMPCO, another corporation which owns more than 50 percent of the capital stock of that Party.

     "Agreement" means this Teaming Agreement, including all Exhibits identified herein.

     "Background Patents" means all patents, regardless of country or origin or issue, which are owned or controlled by a Party, that cover an invention directly related to the Purpose of this Teaming Agreement and which were not conceived or first reduced to practice in the course of the work performed pursuant to this Teaming Agreement; provided, however, that in the case of GM any such patents of its Delphi and Delco Electronics organizations are excluded for purposes of this Agreement.

     "Background Technology" means technical information owned or controlled by a Party and directly related to the Purpose of this Teaming Agreement and which was not conceived or first reduced to practice in the course of the work performed pursuant to this Teaming Agreement; provided, however, that in the case of GM any such technology of its Delphi and Delco Electronics organizations are excluded for purposes of this Agreement.

     "Gaseous Fuel" means CNG, LNG and LPG suitable for vehicular applications contemplated by this Agreement.

     "Gaseous Fuel Propulsion System" means a car or truck gaseous fuel propulsion system for internal combustion engines.

     "Including" means including but not limited to.

     "Management Committee" means the committee of IMPCO and GM employees described in Section 2.1.

     "Party" when used in the singular means IMPCO or GM, and when used in the plural means IMPCO and GM.

     "Program Manager" means the individual(s) identified in Section 2.2.

     "Proprietary Information" means documents and other tangible items disclosed by a Party which are directly related to the Purpose of this Teaming Agreement.

     "Program Technology" means technical information conceived or first reduced to practice in the course of the work performed pursuant to this Teaming Agreement by employees or agents of the Parties which directly relates to its Purpose.

     "Program Patent" refers to all patents, regardless of country of origin or issue, that cover an invention directly related to the Purpose of this Teaming Agreement and which

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were conceived or first reduced to practice in the course of the work performed pursuant to this Teaming Agreement by employees or agents of the Parties.

                      II. FORMATION OF TEAMING ARRANGEMENT

2.1  Agreement To Team; Management Committee
     ---------------------------------------

     Work under this Agreement shall be coordinated between IMPCO and GM by a Management Committee, made up of three representatives from each Party. Initial members of the Management Committee are identified in Exhibit 1. Either Party may change its members assigned to the Management Committee by providing written notice to the other, provided that (i) no person shall be a member of the Management Committee who is not an employee of the Party appointing such person unless the other Party consents thereto, and (ii) each Party shall exercise reasonable effort to maintain continuity in its assignments. Unless otherwise agreed by the Parties, the Management Committee shall include at lease one engineering representative and one procurement representative from each Party.

     Responsibilities of the Management Committee includes identifying projects appropriate for this Teaming Agreement, and reviewing the progress of ongoing projects compared to each respective project business plan. The Management Committee shall approve a business plan and statement of work for each project hereunder, including identification of which Party is to initiate and carry out the project, budget and cash needs responsibilities, and allocation of plant, personnel and other non-cash resources. The Management Committee shall also be responsible for resolution of any conflicts between the Parties relative to projects hereunder, and shall follow and benchmark field performance of gaseous fuel propulsion systems and related components thereof.

     The Management Committee shall meet periodically, but at least once every three months. Meetings shall be called and coordinated by the respective Program Managers, who shall jointly prepare an agenda in advance of each meeting. A quorum for a Management Committee meeting shall consist of two members from each Party; decisions of the Management Committee shall be by unanimous consent of members present.

     The Management Committee shall keep minutes of its meetings and the actions taken by it; such minutes shall be prepared by the Secretary and reviewed by the Counterpart Secretary of the other Party before distribution. In the initial year, GM shall appoint the Secretary from its employees on the Management Committee, and IMPCO shall appoint the Counterpart Secretary from its employees on the Management Committee. Thereafter, the positions of Secretary and Counterpart Secretary shall switch to the other Party annually, unless otherwise agreed by the Management Committee. Members of the Management Committee may conduct meetings by telephone if both Parties consent; in person meetings shall rotate through different sites the Management Committee deems relevant to its business.

2.2  Program Managers
     ----------------

     Each Party shall appoint a Program Manager, who may or may not be a member of the Management Committee. Such Program Managers shall be the primary interface on a day to day basis between the Parties. The Program Managers shall report on their activities to the Management Committee at its meetings, and prepare the agenda for Management Committee meetings.

     Initial Program Managers are identified in Exhibit 1; either Party may change its person assigned as Program Manager by providing written notice to the other, provided that no person shall be a Program Manager who is not an employee of the Party appointing such person unless the other Party consents thereto. Separate program managers may be identified for selected projects, as directed by the Management Committee or provided in contracts for such projects.

2.3  Limitations of Authority
     ------------------------

     Nothing contained in this Agreement, and no action taken or recommended by the Management committee or the Program Managers, shall be deemed to (I) make any Party hereto (or any of such Party's employees, agents or representatives) an employee, agent or representative of the other Party, (ii) confer on any Party any expressed or implied right, power or authority to enter into any contract, express or implied, or to incur any obligation or liability on behalf of the other Party, or (iv) require any Party to take any action which is contrary to any contract, regulatory or other applicable legal requirement or standard.

                                      III.

3.1  Supplier Right of First Refusal
     -------------------------------

     IMPCO and GM each agrees to buy from the other any production quantities of gaseous fuel propulsion systems or related components developed hereunder which the buyer may require, provided (I) such components are not to be produced by the buyer, an Affiliate of the buyer, or under any contract commitment which predates this Agreement, (ii) the seller has demonstrated ability to supply such components, and (iii) the seller is competitive as to price (including contract terms), quality and service. If, in the reasonable opinion of the buyer, one or more such components otherwise meeting requirements of the immediately preceding sentence is found to not be competitive in price, quality or service, the buyer, to the extent it is free to do so, will advise the seller in writing of the area(s) in which another supplier is more competitive. If, within 5 business days of such notice, the seller does not agree to sell such component(s) with comparable price, quality and service, then the buyer may purchase such component(s) from such other supplier.

     In any instance in which GM contracts with IMPCO to supply any gaseous fuel propulsion system or related component developed under this Agreement, IMPCO will not, for a period of two years from the date of GM's commercial introduction, solicit sales thereof to third parties. If a potential third party buyer should approach a Party hereto for supply of gaseous fuel propulsion systems or components utilizing technology developed hereunder during such two year period, the Party approached shall bring the inquiry to the Management Committee for review and consideration as appropriate. Among the alternatives which could be considered in appropriate circumstances is formation of a joint venture between the Parties to meet third party customer requirements, or payment of a reasonable royalty by one Party to the other.

3.2  Purchase Orders; Shared Resources
     ---------------------------------

     Any Agreement by one Party to buy, and the other to produce and sell to such buyer, one or more gaseous fuel propulsion systems or related components developed hereunder, shall be concluded by way of a purchase order based on such buyer's then current terms and conditions applicable generally to supply of goods used in its core businesses, unless otherwise agreed to in a written amendment to such purchase order or other written contract document. A copy of those terms and conditions, including both the pre-printed terms and additional terms applicable to long term purchase arrangements, appear in Exhibit 2.

     In the event GM should place a vehicle program with IMPCO for installation of a gaseous fuel propulsion system or related components, such placement shall fall under applicable provisions of GM's second stage manufacturing policy and the contract provisions consistent with that policy.

     Consistent with this Agreement and Management Committee direction, the Parties will work together to develop and share sourcing strategy and procurement for any joint programs. Pricing for gaseous fuel propulsion systems and related components between the Parties shall reflect an appropriate differential from that to third parties reasonably reflective of the joint efforts hereunder.

3.3  Development Programs
     --------------------

     The Parties will work together to facilitate pre-production consideration of design for manufacturability and other considerations for efficiency. Each of the Parties will use its best efforts to work together to develop and improve car and truck gaseous fuel propulsion systems and related components hereunder. Except as specifically agreed in advance in writing, each Party shall be responsible for its own costs associated with such cooperation.

                       IV. INTELLECTUAL PROPERTY; RECORDS

4.1  Obligations; Procedures
     -----------------------

     (A)  Document Control Coordinators

          (1) Each Party shall designate an individual who shall constitute the sole person authorized to receive Proprietary Information for that Party.

          (2) A Party may replace its Document Control Coordinator at any time, without limitation or restriction, by giving written notice to the other Party. The initial Document Control Coordinators are identified in
     Exhibit A.

     (B) Handling of Proprietary Information

          (1) During the term of and pursuant to this Agreement, the Parties, to the extent of their right and willingness to do so in specific cases, may exchange Proprietary Information relating to the Purpose of the Agreement.

          (2) A Party receiving such Proprietary Information agrees to take reasonable efforts to avoid disclosure thereof to third parties for the term of this Agreement plus two years thereafter. Reasonable efforts shall mean efforts which are equivalent to those which the receiving Party uses to protect its own Proprietary Information of a similar nature, related to the Program.

          (3) In order to be deemed Proprietary Information subject to the requirements of the above paragraph 4.1(B)(2) the information must:

               (i) be identified as such with a conspicuous marking which identifies the owning Party and refers to this Teaming Agreement by title and Effective Date; and

               (ii) be transferred to the receiving Party exclusively through its Document Control Coordinator.

          (4) The obligations with respect to Proprietary Information as set forth in this Agreement are not applicable to any such disclosed information if the content:

               (i) was in, or thereafter becomes available to, the public domain without breach of this Agreement by the receiving Party;

               (ii) was known to the receiving Party at the time of disclosure;

               (iii) is independently developed by the receiving Party without the use of the Proprietary Information;

               (iv) becomes known to the receiving Party from a source other than the disclosing Party without breach of this Agreement by the receiving Party, provided that to the best of the receiving Party's knowledge such source is not in breach of a confidentiality agreement with, or in breach of another legal obligation of confidentiality to, the disclosing Party or another party with respect to such Proprietary Information;

               (v) was, or thereafter is, disclosed by the disclosing Party to a third party without similar restrictions on disclosure;

               (vi) is disclosed with the written approval of the disclosing Party;

               (vii) is disclosed inadvertently or without authorization despite the exercise of reasonable care, as defined herein, provided that upon discovery of such disclosure, the receiving Party shall notify the disclosing Party and endeavor to prevent further such disclosures; or

               (viii) is required to be disclosed pursuant to governmental or judicial process. In such a case, the receiving Party shall provide prompt written notice, to the extent legally permissible, to the disclosing Party so that the disclosing Party may seek a protective order or take other appropriate action, and the receiving Party shall furnish only that portion of Proprietary Information which is required.

4.2 Nothing in this Agreement shall be interpreted as precluding an employee of one of the Parties to this Agreement from making use of his or her general knowledge in conjunction with other projects being performed on behalf of his or her employer, even if such knowledge has been furthered by him or her having had access to the Proprietary Information exchanged under this Agreement.

4.3 Proprietary Information disclosed by a Party shall remain the property of that Party and shall be returned, at the request of that Party, upon completion of the activity in furtherance of the Purpose of this Agreement or, upon earlier request of the disclosing Party.

4.4 Other than the restrictions set forth herein relating to Proprietary Information, all other information transmitted between the Parties shall be free of any restrictions other than patent rights of the Parties.

4.5  Intellectual Property Rights
     ----------------------------

     (A)  Inventions

          (1) All Program Inventions made solely by employees of one Party in the performance of this Teaming Agreement shall be the sole property of that Party. The Party shall disclose such Program Inventions to the other Party.

          (2) All Program Inventions made jointly by employees of both Parties in the performance of this Teaming Agreement shall be jointly owned by the Parties.

     (B) License Grant - Program Patents and Program Technology

          (1) IMPCO grants to GM and its Affiliates, a paid-up, non-exclusive, non-transferable, world-wide, royalty-free license to make, have made, use, sell, offer to sell and import under all Program Patents and Program Technology owned by IMPCO.

          (2) GM grants to IMPCO and its Affiliates, a paid-up, non-exclusive, non-transferable, world-wide, royalty-free license to make, have made, use, sell, offer to sell and import under all Program Patents and Program Technology owned by GM.

     (C) License Grant - Background Patents and Background Technology

          (1) IMPCO grants to GM and its Affiliates, a paid-up, non-exclusive, non-transferable, royalty-free license under its Background Patents and Background Technology required for GM to use any Program Patents or Program Technology to the extent licensed.

          (2) GM grants to IMPCO and its Affiliates a paid-up, non-exclusive, non-transferable, royalty-free license under its Background Patents and Background Technology required for IMPCO to use any Program Patents or Program Technology to the extent licensed.

4.6 Each Party shall retain the right to engage in independent research and development, alone or with others, on any matter, including any aspect of car and truck gaseous fuel propulsion systems and related components. A Party which has undertaken or desires to undertake an independent research and development project shall not be obligated by reason of this Teaming Agreement to (i) disclose to the other Party the fact that such independent research and development has been or is being undertaken, the nature of the project or the results thereof, or (ii) permit the other Party to participate in such project. However, IMPCO agrees to bring to the Management committee any new technology relative to gaseous fuel propulsion systems or related components it may independently develop or obtain and to give GM a reasonable opportunity to implement such technology on a non-exclusive or temporary exclusive basis, at GM's choice recognizing reasonable terms may vary between an exclusive and non-exclusive contract.

4.7 Except to license rights under the Background Patents and Background Technology to the extent necessary for a Party to fully use and exploit Program Patents and Program Technology as provided for above, nothing in this Agreement shall be deemed to constitute a waiver of existing or future proprietary rights that a Party may otherwise possess.

4.8  Records
     -------

     (A) Each Party shall maintain complete and detailed records, developed by or for work under this Teaming Agreement, together with findings and conclusions relating thereto, which records and findings shall be open to the inspection of the other Party. Such records shall be maintained by each Party, in the ordinary course of its business for a period of not less than two years.

     (B) During maintenance of any such records the Party in possession of such records shall permit access to the information by the other Party, when necessary, for

(i) compliance matters, (ii) litigation matters, (iii) service matters, or (iv) other similar matters. If requested, the Parties shall make personnel available at requested locations to consult or testify regarding such records. The Party requesting such assistance shall reimburse the other Party for reasonable travel and other expenses (excluding wages and benefits except to the extent that in any one matter the total time of the personnel exceeds five days) incurred by a Party in furnishing its personnel at any location requested, other than such personnel's normal work locations.

                                       V.

5.1  Term
     ----

     This Teaming Agreement shall remain in effect for five years from the date first written above. It may be terminated any time earlier, or extended longer, by mutual written consent of the Parties. Termination of this Agreement for any reason shall not in and of itself terminate any purchase order or other contract then outstanding for gaseous fuel propulsion systems or related components, the terms of which are independent of this Agreement.

5.2  Termination
     -----------

     This Agreement may, upon 30 days written notice, be terminated unilaterally by either Party in the event that (i) no purchase order or other contract for gaseous fuel propulsion systems or related components is issued by one Party to the other by December 31, 1999, (ii) the Management Committee does not meet for 18 consecutive months, (iii) the other Party materially breaches this Agreement and fails to correct such breach during the first 20 days of such 30 day notice period, or (iv) the other Party becomes insolvent, files a voluntary petition in bankruptcy, suffers appointment of a receiver or trustee, or executes an assignment for the benefit of creditors, provided that any such petition, appointment, or assignment is not vacated or nullified within 15 days of such event. Moreover, this Agreement may be terminated unilaterally by GM in the event management or ownership control of IMPCO shall change.

5.3  Survival
     --------

     Upon expiration or termination of this Agreement, provisions reasonably expected to continue in place shall survive, including the provisions of Article IV.

                                      VI.

6.1  Notices
     -------

     All notices hereunder shall be in writing and shall be personally delivered, or sent by postage prepaid registered mail, or transmitted by facsimile and immediately confirmed by postage prepaid first class mail and addressed as follows:

        If GM:               General Motors Corporation
                             VDTO-Research & Development
                             30500 Mound Road
                             Mail Stop 480-106-141
                             Warren, MI  48090-9055
                             Attention: Program Manager - Alternative Fuels Fax No.: (810) 986-9359

        If IMPCO:            IMPCO, Inc.
                             16804 Gridley Place
                             Cerritos, CA  90701
                             Attention:  Vice-President, TD & NV
                             Fax No:  (562) 860-5216


or to such other address as the Party may hereafter designate by like notice.

6.2  Assignment
     ----------

     Neither Party may assign or delegate this Agreement or any of its obligations under this Agreement, or subcontract any of its obligations under this Agreement, without prior written consent of the other, which consent shall not be unreasonably withheld.

6.3  Waiver
     ------

     Any delay, failure, or omission of either Party at any time to perform as hereunder required shall in no way affect the other Party's right to require such performance at any time thereafter. The failure of either Party to exercise any of its rights provided under this Agreement shall not constitute a waiver of such rights. Any waiver by either Party of any breach of any term, provision, or covenant of this Agreement shall not constitute a waiver of any subsequent breach of the same or other term of this Agreement.

6.4  Independent Contractors
     -----------------------

     IMPCO and GM are independent contracting Parties and nothing in this Agreement shall make either Party the agent or legal representative of the other for any purpose whatsoever, nor does this Agreement grant either Party any authority to assume or create any obligation on behalf of or in the name of the other.

6.5.  Applicable Law
      --------------

     This Agreement is to be construed according to the laws of Michigan, USA.

6.6  Amendment
     ---------

     This Agreement may not be amended, changed, or modified in any manner other than by an instrument in writing signed by duly authorized representatives of the Parties hereto.

6.7  Audit
     -----

     With respect to any work under this Agreement for which one Party agrees in advance to pay the other, but which is not included in a firm fixed price, the Party performing such work shall provide the other, upon reasonable request and during normal business hours, access to all relevant records for the purpose of auditing charges and/or allocations related to this Agreement. The Party performing such work shall segregate its records in such manner as to facilitate a complete audit, and agrees that such audit may be used as the basis for settlement of such charges under this Agreement. The Party performing such work shall preserve its records for at least two years after final payment by the other for the work under audit.

                  VII.  PRODUCT LIABILITY; THIRD-PARTY CLAIMS
                        -------------------------------------
7.1  Prompt Notice
     -------------

     Should any claim be made against either GM or IMPCO alleging that personal injury or property damage to a nonparty to this Agreement was caused by an alleged defect in a car or truck gaseous fuel propulsion system or related assemblies developed hereunder, regardless of whether such claim is based upon strict liability, negligence or warranty, IMPCO and GM will provide to the other Party prompt notice of such claims and every formal claim document received by either of them relating to such claim.

7.2  Cooperation
     -----------

     With respect to any such claim which may relate to the car or truck gaseous fuel propulsion system or related assemblies hereunder, IMPCO and GM agree to communicate and cooperate with each other and, if necessary, any appropriate insurance carrier, to the extent possible in the defense of the claim. IMPCO and GM will make available to each other the services of knowledgeable personnel and information necessary to the defense of the claim. During the pendency of any lawsuit involving such a claim, IMPCO and GM will not take any adverse action, including third-party claims, or cross-claims against each other.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, in duplicate, by their duly authorized representatives.

GENERAL MOTORS CORPORATION                IMPCO INDUSTRIES, INC.


By:                                       By:
   ----------------------------------        ---------------------------------
Title:                                    Title:
      -------------------------------           ------------------------------

                                   EXHIBIT 1

     Management Committee, Program Manager and Document Control Coordinator

        From GM:             Management Committee

                             --------------------------------------------
                             --------------------------------------------
                             --------------------------------------------


                             Initial Secretary:

                             --------------------------------------------

                             Program Manager:

                             --------------------------------------------

                             Document Control:

                             --------------------------------------------

        From IMPCO:          Management Committee:

                             --------------------------------------------
                             --------------------------------------------
                             --------------------------------------------


                             Initial Secretary:

                             --------------------------------------------

                             Program Manager:

                             --------------------------------------------

                             Document Control:


                             --------------------------------------------

                                   Exhibit 2

                           Standard Purchasing Terms

     GM: Attach here May 1986 Terms and Conditions, plus Additional Purchase Order Provisions -- Lifetime Contracts.

     IMPCO: Attach here: any standard product terms for similar goods in similar quantities.

                      PURCHASE ORDER TERMS AND CONDITIONS

1. ACCEPTANCE: Seller has read and understands this order and agrees that Seller's written acceptance or commencement of any work or service under this order shall constitutes Seller's acceptance of these terms and conditions only. All terms and conditions proposed by Seller which are different from or in addition to this order are unacceptable to Buyer, are expressly rejected by Buyer, and shall not become a part of this order. Any modifications to this order shall be made in accordance with Paragraph 31.

2. SHIPPING, BILLING AND FLSA CERTIFICATION: Seller agrees: (a) to properly pack, mark and ship goods in accordance with the requirements of Buyer and involved carriers in a manner to secure lowest transportation cost; (b) to route shipments in accordance with instructions from Buyer's Traffic Department; (c) to make no charge for handling, packaging, storage, transportation or drayage of goods unless otherwise stated in this order; (d) to provide with each shipment packing slips with Buyer's order number marked thereon; (e) to properly mark each package with this order number, the factory, plant and dock number, and where multiple packages comprise a single shipment, to consecutively number each package; and (f) to promptly forward the original bill of lading or other shipping receipt for each shipment in accordance with Buyer's instructions. Seller will include on bills of lading or other shipping receipts correct classification identification of the goods shipped in accordance with Buyer's instructions and carrier's requirements. The marks on each package and identification of the goods on packing slips, bills of lading and invoices shall be sufficient to enable Buyer to easily identify the goods purchased. Seller further agrees: (a) to promptly render after delivery of goods or performance of services, correct and complete invoices to Buyer; and (b) to accept payment by check or, at Buyer's discretion, other cash equivalent (including electronic transfer of funds). Seller's invoices must include a certification that all goods were produced in compliance with the applicable requirements of sections 6, 7, and 12 of the Fair Labor Standards Act, as amended, and of regulations and orders of the United States Department of Labor issued in connection therewith. The payment date is set forth on the face side of this order, or if not stated, shall be on the 25th day of the month following Buyer's receipt of a proper invoice (except as may otherwise be agreed upon by Buyer and Seller in connection with a program providing for electronic funds transfer). Time for payment shall not begin until correct and complete invoices are received, and Seller's cash discount privileges to buyer shall be extended until such time as payment is due. Buyer may withhold payment pending receipt of evidence, in such form and detail as Buyer may direct, of the absence of the absence of any liens, encumbrances and claims on the goods or services under this order.

3. DELIVERY SCHEDULES: Deliveries shall be made both in quantities and at times specified in Buyer's schedules. Buyer shall not be required to make payment for goods delivered to Buyer which are in excess of quantities specified in Buyer's delivery schedules. Buyer may change the rate of scheduled shipments or direct temporary suspension of scheduled shipments, neither of which shall entitle Seller to a modification of the price for goods or services covered by this order. For orders of goods where quantities and/or delivery schedules are not specified. Seller shall deliver goods in such quantities and times as Buyer may direct in subsequent releases.

4. PREMIUM SHIPMENTS: If Seller's acts or omissions result in Seller's failure to meet Buyer's delivery requirements and Buyer requires a more expeditious method of transportation for the goods than the transportation method originally specified by Buyer, Seller shall, at Buyer's option, (i) promptly reimburse Buyer the difference in cost between the more expeditious method and the original method, (ii) allow Buyer to reduce its payment of Seller's invoices by such difference, or (iii) ship the goods as expeditiously as possible at Seller's expense and invoice Buyer for the amount which Buyer would have paid for normal shipment.

5. CHANGES: Buyer reserves the right at any time to direct changes, or cause Seller to make changes, to drawings and specification of the goods or to otherwise change the scope of the work covered by this order, including work with respect to such matters as inspection, testing or quality control, and Seller agrees to promptly make such changes; any difference in price or time for performance resulting from such changes shall be equitably adjusted by Buyer after receipt of documentation in such form and detail as Buyer may direct. Any changes to this order shall be made in accordance with Paragraph 31.

6 INSPECTION: Seller agrees that Buyer shall have the right to enter Seller's facility at reasonable times to inspect the facility, goods, materials and any property of Buyer covered by this order. Buyer's inspection of the goods, whether during manufacture, prior to delivery or within a reasonable time after delivery, shall not constitute acceptance of any work-in-process or finished goods.

7. NONCONFORMING GOODS: To the extent Buyer rejects goods as nonconforming, the quantities under this order will automatically be reduced unless Buyer otherwise notifies Seller. Seller will not replace quantities so reduced without a new order or schedule from Buyer. Nonconforming goods will be held by Buyer for disposition in accordance with Seller's instructions at Seller's risk. Seller's failure to provide written instructions within ten (10) days, or such shorter period as may be commercially reasonable under the circumstances, after notice of nonconformity shall entitle Buyer, at Buyer's option, to charge Seller for storage and handling, or to dispose of the goods, without liability to Seller. Payment for nonconforming goods shall not constitute an acceptance thereof, limit or impair Buyer's right to assert any legal or equitable remedy, or relieve Seller's responsibility for latent defects.

8. FORCE MAJEURE: Any delay or failure of either party to perform its obligations hereunder shall be excused if, and to the extent that it is caused by an event or occurrence beyond the reasonable control of the party and without its fault or negligence, such as, by way of example and not by way of limitation, acts of God, actions by any governmental authority (whether valid or invalid), fires, floods, windstorms, explosions, riots, natural disasters, wars, sabotage, labor problems (including lockouts, strikes and slowdowns), inability to obtain power, material, labor, equipment or transportation, or court injunction or order; provided that written notice of such delay (including the anticipated duration of the delay) shall be given by the affected party to the other party within ten (10) days. During the period of such delay or failure to perform by Seller. Buyer, at its option, may purchase goods from other sources and reduce its schedules to Seller by such quantities, without liability to Seller, or have Seller provide the goods from other sources in quantities and at times requested by Buyer and at the price set forth in this order. If requested by the Buyer, Seller shall, within, ten (10) days of such request, provide adequate assurances that the delay shall not exceed thirty (30) days. If the delay lasts more than thirty (30) days or Seller does not provide adequate assurance that the delay will cease within thirty (30) days, Buyer may immediately cancel the order without liability.

9. WARRANTY: Seller expressly warrants that all goods or services covered by this order will conform to the specifications, drawings, samples, or descriptions furnished to or by Buyer, and will be merchantable, of good material and workmanship and free from defect. In addition, Seller acknowledges that Seller knows of Buyer's intended use and expressly warrants that all goods covered by this order which have been selected, designed, manufactured, or assembled by Seller, based upon Buyer's stated use, will be fit and sufficient for the particular purposes intended by Buyer.

10. INGREDIENTS DISCLOSURE AND SPECIAL WARNINGS AND INSTRUCTIONS: If requested by Buyer, Seller shall promptly furnish to Buyer in such form and detail as Buyer may direct: (a) a list of all ingredients in the goods purchased hereunder: (b) the amount of one or more ingredients; and (c) information concerning any changes in or additions to such ingredients. Prior to and with the shipment of the goods purchased hereunder, Seller agrees to furnish to Buyer sufficient warning and notice in writing (including appropriate labels on goods, containers and packing) of any hazardous material which is an ingredient or a part of any of the goods, together with such special handling instructions as may be necessary to advise carriers. Buyer and their respective employees of how to exercise that measure of care and precaution which will best prevent bodily injury or property damage in the handling, transportation, processing, use, or disposal of the goods, containers and packing shipped to Buyer.

11. INSOLVENCY: Buyer may immediately cancel this order without liability to Seller in the event of the happening of any of the following or any other comparable event: (a) insolvency of the Seller; (b) filing of a voluntary petition in bankruptcy by Seller; (c) filing of any involuntary petition in bankruptcy against Seller; (d) appointment of a receiver or trustee for Seller;
(e) or execution of an assignment for the benefit of creditors by Seller, provided that such petition, appointment, or assignment is not vacated or nullified within fifteen (15) days of such event.

12. CANCELLATION FOR BREACH: Buyer reserves the right to cancel all or any part of this order, without liability to Seller, if Seller: (a) repudiates or breaches any of the terms of this order, including Seller's warranties;
(b) fails to perform services or deliver goods as specified by Buyer; or
(c) fails to make progress so as to endanger timely and proper completion of services or delivery of goods; and does not correct such failure or breach within ten (10) days (or such shorter period of time if commercially reasonable under the circumstances) after receipt of written notice from Buyer specifying such failure or breach.

13. TERMINATION: In addition to any other rights of Buyer to cancel or terminate this order, Buyer may at its option immediately terminate all or any part of this order, at any time and for any reason, by giving written notice to Seller. Upon such termination, Buyer shall pay to Seller the following amounts without duplication: (a) the order price for all goods or services which have been completed in accordance with this order and not previously paid for; and
(b) the actual costs of work-in-process and raw materials incurred by Seller in furnishing the goods or services under this order to the extent such costs are reasonable in amount and are properly allocable or apportionable under generally accepted accounting principles to the terminated portion of this order; less, however, the reasonable value or cost (whichever is higher) of any goods or materials used or sold by Seller with Buyer's written consent, and the cost of any damaged or destroyed goods or material. Buyer will make no payments for finished goods, work-in-process or raw materials fabricated or procured by Seller in amounts in excess of those authorized in delivery releases nor for any undelivered goods which are in Seller's standard stock or which are readily marketable. Payments made under this Paragraph shall not exceed the aggregate price payable by Buyer for finished goods which would be produced by Seller under delivery or release schedules outstanding at the date of termination. Except as provided in this Paragraph, Buyer shall not be liable for and shall not be required to make payments to Seller, directly or on account of claims by Seller's subcontractors, for loss of anticipated profit, unabsorbed overhead, interest on claims, product development and engineering costs, facilities and equipment rearrangement costs or rental, unamortized depreciation costs, and general and administrative burden charges from termination of this order. Within sixty (60) days from the effective date of termination, Seller shall submit a comprehensive termination claim to Buyer, with sufficient supporting data to permit Buyer's audit, and shall thereafter promptly furnish such supplemental and supporting information as Buyer shall request. Buyer, or its agents, shall have the right to audit and examine all books, records, facilities, work, material, inventories, and other items relating to any termination claim of Seller.

14. INTELLECTUAL PROPERTY. Seller agrees: (a) to defend, hold harmless and indemnify Buyer, its successors and customers against all claims, demands, losses, suits, damages, liability and expenses (including reasonable attorney fees) arising out of any suit, claim or action for actual or alleged direct or contributory infringement of, or inducement to infringe, any United States or foreign patent, trademark, copyright or mask work right by reason of the manufacture, use or sale of the goods or services ordered, including infringement arising out of compliance with specifications furnished by Buyer, or for actual or alleged misuse or misappropriation of a trade secret resulting directly or indirectly from Seller's actions; (b) to waive any claim against Buyer under the Uniform Commercial Code or otherwise, including any hold harmless or similar claim, in any way related to a claim asserted against Seller or Buyer for patent, trademark, copyright or mask work right infringement or the like, including claims arising out of compliance with specifications furnished by Buyer; and (c) to grant to Buyer a worldwide, nonexclusive, royalty-free, irrevocable license to repair and have repaired, to reconstruct and have reconstructed the goods ordered hereunder. Seller assigns to Buyer all right, title and interest in and to all trademarks, copyrights and mask work rights in any material created for Buyer under this order.

15. TECHNICAL INFORMATION DISCLOSED TO BUYER: Seller agrees not to assert any claim (other than a claim for patent infringement) with respect to any technical information which Seller shall have disclosed or may hereafter disclose to Buyer in connection with the goods or services covered by this order.

16. INDEMNIFICATION: If Seller performs any work on Buyer's premises or utilizes the property of Buyer, whether on or off Buyer's premises. Seller shall indemnify and hold Buyer harmless from and against any liability, claims, demands or expenses (including reasonable attorney fees) for damages to the property of or injuries (including death) to Buyer, its employes or any other person arising from or in connection with Seller's performance of work or use of Buyer's property, except for such liability, claim, or demand arising out of the sole negligence of Buyer.

17. INSURANCE: Seller shall maintain insurance coverage in amounts not less than the following: (a) Workers' Compensation - Statutory Limits for the state or states in which this order is to be performed (or evidence of authority to self-insure); (b) Employer's Liability - $250,000; (c) Comprehensive General Liability (including Products/Completed Operations and Blanket Contractual Liability) - $1,000,000 per person. $1,000,000 per occurrence Personal Injury, and $1,000,000 per occurrence Property Damage, or $1,000,000 per occurrence Personal Injury and Property Damage combined single limit; and (d) Automobile Liability (including owned, non-owned and hired vehicles)-$1,000,000 per person, $1,000,0000 per occurrence Personal Injury and $1,000,000 per occurrence Property Damage, or $1,000,000 per occurrence Personal Injury and Property Damage combined single limit. At Buyer's request, Seller shall furnish to Buyer certificates of insurance setting forth the amount(s) of coverage, policy number(s) and date(s) of expiration for insurance maintained by Seller and, if further requested by Buyer, such certificates will provide that Buyer shall receive thirty (30) days' prior written notification from the insurer of any termination or reduction in the amount or scope of coverages. Seller's purchase of appropriate insurance coverage or the furnishing of certificates of insurance shall not release Seller of its obligations or liabilities under this order. In the event of Seller's breech of this provision, Buyer shall have the right to cancel the undelivered portion of any goods or services covered by this order and shall not be required to make further payments except for conforming goods delivered or services rendered prior to cancellation.

18. TOOLS: Unless otherwise agreed to by Buyer, Seller at its own expense shall furnish, keep in good condition, and replace when necessary all tools, jigs, dies, gauges, fixtures, molds and patterns ("Tools") necessary for the production of the goods. The cost of changes to the Tools necessary to make design and specification changes authorized by Buyer shall be paid for by Buyer. Seller shall insure the Tools with full fire and extended coverage insurance for the replacement value thereof. Seller grants Buyer an irrevocable option to take possession of and title to the Tools that are special for the production of the goods upon payment to Seller of the book value thereof less any amounts which Buyer has previously paid to Seller for the cost of such Tools; provided; however, that this option shall not apply if such Tools are used to produce goods that are the standard stock of Seller or if a substantial quantity of like goods are being sold by Seller to others.

19. BAILED PROPERTY: All supplies, materials, tools, jigs, dies, gauges, fixtures, molds, patterns, equipment and other items furnished by Buyer, either directly or indirectly, to Seller to perform this order, or for which Seller has been reimbursed by Buyer, shall be and remain the property of Buyer. Seller shall bear the risk of loss of and damage to Buyer's property. Buyer's property shall at all times be properly housed and maintained by Seller; shall not be used by Seller for any purpose other than the performance of this order; shall be deemed to be personality; shall be conspicuously marked "Property of General Motors Corporation" by Seller; shall not be commingled with the property of Seller or with that of a third person; and shall not be moved from Seller's premises without Buyer's prior written approval. Upon the request of Buyer, such property shall be immediately released to Buyer or delivered to Buyer by Seller, either (i) F.O.B. transport equipment at Seller's plant, properly packed and marked in accordance with the requirements of the carrier selected by Buyer to transport such property, or (ii) to any location designated by Buyer, in which event Buyer shall pay to Seller the reasonable cost of delivering such property to such location. Buyer shall have the right to enter onto Seller's premises at all reasonable times to inspect such property and Seller's records with respect thereto.

20. REMEDIES. The rights and remedies reserved to Buyer in this order shall be cumulative, and additional to all other or further remedies provided in law or equity.

21. DUTY DRAWBACK RIGHTS: This order includes all related customs duty and import drawback rights, if any, (including rights developed by substitution and rights which may be acquired from Seller's suppliers) which Seller can transfer to Buyer. Seller agrees to inform Buyer of the existence of any such rights and upon request to supply such documents as may be required to obtain such drawback.

22. SETOFF: In addition to any right of setoff provided by law, all amounts due Seller shall be considered net of indebtedness of Seller to General Motors Corporation and its subsidiaries; and General Motors Corporation may deduct any amounts due or to become due from Seller to General Motors Corporation and its subsidiaries from any sums due or to become due from General Motors Corporation to Seller.

23. ADVERTISING: Seller shall not, without first obtaining the written consent of Buyer, in any manner advertise or publish the fact that Seller has contracted to furnish Buyer the goods or services herein ordered, or use any trademarks or tradenames of Buyer in Seller's advertising or promotional materials. In the event of Seller's breach of this provision, Buyer shall have the right to cancel the undelivered portion of any goods or services covered by this order and shall not be required to make further payments except for conforming goods delivered or services rendered prior to cancellation.

24. GOVERNMENT COMPLIANCE: Seller agrees to comply with all federal, state and local laws, Executive Orders, rules, regulations and ordinances which may be applicable to Seller's performance of its obligations under this order.

25. EQUAL OPPORTUNITY AND AFFIRMATIVE ACTION: This order incorporates by reference: (a) all provisions of 41 C.F.R. 60-1.4, as amended, pertaining to the equal opportunity clause in government contracts; (b) all provisions of 41 C.F.R. 60-250, as amended, pertaining to affirmative action for disabled veterans of the Vietnam Era; and (c) all provisions of 41 C.F.R. 60-741, as amended, pertaining to affirmative action for handicapped workers. Seller certifies that it is in compliance with all applicable provisions of 41 C.F.R. 60-1, including but not limited to: (a) developing and presently having in full force and effect a written affirmative action compliance program for each of its establishments as required by 41 C.F.R. 60-1.40, as amended; (b) filing EEO-1 Reports as required by 41 C.F.R. 60-1.7, as amended; and (c) neither maintaining segregated facilities nor permitting its employes to perform services at segmented facilities as prohibited by 41 C.F.R. 60-1.8, as amended. Buyer requests that Seller adopt and implement a policy to extend employment opportunities to qualified applicants and employes on an equal basis regardless of an individual's age, race, color, sex, religion or national origin.

26. NO IMPLIED WAIVER: The failure of either party at any time to require performance by the other party of any provision of this order shall in no way affect the right to require such performance at any time thereafter, nor shall the waiver of either party of a breach of any provision of this order constitute a waiver of any succeeding breach of the same or any other provision.

27. NON-ASSIGNMENT: Seller may not assign or delegate its obligations under this order without Buyer's prior written consent.

28. RELATIONSHIP OF PARTIES: Seller and Buyer are independent contracting parties and nothing in this order shall make either party the agent or legal representative of the other for any purpose whatsoever, nor does it grant either party any authority to assume or to create any obligation on behalf of or in the name of the other.

29. GOVERNING LAW: This order is to be construed according to the laws of the state from which this order issues as shown by the address of Buyer on the face side of this order.

30. SEVERABILITY: If any term of this order is invalid or unenforceable under any statute, regulations, ordinance, executive order or other rule of law, such term shall be deemed reformed or deleted, but only to the extent necessary to comply with such statute, regulation, ordinance, order or rule, and the remaining provisions of this order shall remain in full force and effect.

31. ENTIRE AGREEMENT: This order, together with the attachments, exhibits, or supplements, specifically referenced in this order, constitutes the entire agreement between Seller and Buyer with respect to the matter contained herein and supersedes all prior oral or written representations and agreements. This order may only be modified by a purchase order amendment/alteration issued by Buyer.

                                                                       MAY, 1986

                     ADDITIONAL PURCHASE ORDER PROVISIONS
                              LIFETIME CONTRACTS

1.  Purchase of Product
    -------------------

Seller agrees to sell, and Buyer agrees to purchase, approximately ___ percent (___%) of Buyer's production and service requirements for the following product (the "Product" or "Goods"):

Part Number   Description    Per Unit Price    Annual Daily Tool Capacity
-----------   -----------    --------------    --------------------------

2.  Term
    ----

The term of this Purchase Order is for the "Life of the Product," which is defined as the duration of the __ Car/Truck style presently projected to run from 19__ through 19__ [or complete other appropriate definition - use of part numbers is generally not recommended since they are not always consistent with vehicle models and can differ in service application.] Paragraph 13 ("Termination") on the reverse side of this Purchase Order is deleted.

3.  Prices; Price Reduction
    -----------------------

The per unit of this Product is for [calendar/model] year 19__, is $__, F.O.B. [Seller's/Buyer's] Plant. This price is subject to the following minimum annual percentage reduction from the prior year's price:

  [Calendar/Model] Year 19__   five percent (5%)
  [Calendar/Model] Year 19__   five percent (5%)
  [Calendar/Model] Year 19__   four percent (4%)
  [Calendar/Model] Year 19__   four percent (4%)
  Succeeding years             three percent (3%)

No adjustments will be made for cost increases, including increases in Seller's costs for labor, material or overhead.

In addition, Buyer and Seller will use their best efforts to implement cost savings and productivity improvements in order to reduce Seller's costs, with the understanding that ___ percent (__%) of the net savings (after deduction of expenditures for development, applications, engineering, tools, prototypes and financing) will be applied to reduce the price of the Product to Buyer and the balance will be for the benefit of Seller.

4.  Supplier Quality and Development
    --------------------------------

Seller agrees to participate in Buyer's supplier quality and development program(s). In addition, Seller shall comply with all quality requirements and procedures specified by Buyer, as the same may be revised from time to time, including those applicable to Seller as set forth in Quality System Requirements QS-9000.

5.  Right to Purchase from Others
    -----------------------------

Seller will assure that the Product remains competitive in terms of technology, design, and quality with similar goods available to Buyer during the term of this Purchase Order. If, in the reasonable opinion of Buyer, the Product does not remain competitive, Buyer, to the extent it is free to do so, will advise Seller in writing of the area(s) in which another product is more competitive with respect to technology, design or quality. If, within (thirty to ninety) days, Seller does not agree to immediately sell the Product with comparable technology, design or quality, Buyer may terminate this Purchase Order and purchase from another supplier without liability to Seller.

6.   Technical Information; Waiver of Claims
     ---------------------------------------

6.1 Buyer and Seller will cooperate to create, maintain, update, and share technical information about the Product and its manufacture, as needed, without restriction and in compliance with buyer's drafting and math data standards.

6.2 In the event Buyer exercises its right to terminate or cancel this Purchase Order and then makes the Product or purchases the Product from another supplier, Seller agrees not to bring any action or claim against Buyer, its suppliers, dealers, or customers for any reason, including any claim for infringement of patents or other proprietary rights, arising from the manufacture, use and sale of the Product or use of the information furnished by Seller to Buyer under this Purchase Order. Seller will secure the necessary agreements with its employees and sub-contractors to assure compliance with this Section 6.

7.   Service Parts

     Seller will sell to Buyer the product necessary to fulfill Buyer's current model service and replacement requirements for such items at production part pricing plus any actual cost differential for packaging. After Buyer completes current model purchases, Seller will sell product to buyer to fulfill Buyer's past model service and replacement requirements. The prices for product during the first three (3) years of this period shall be those in effect at the conclusion of current model purchases plus any actual cost differentials for packaging. Thereafter, the prices for product shall be as agreed upon by the parties. When requested by Buyer, Seller shall make service literature and other materials available to support Buyer's service part sales activities. (Revised: October, 1997)

7. Note: Date to be used is either (1) last day of first model year or (2) 12 months after start of production date - whichever is shorter. This pricing exemption period may be extended for up to two additional model years (for a total of three (3) years). However, exemptions with durations of more than one (1) year must be approved in advance by your purchasing management.




Lifetime Contract

(Revised: October, 1997)